EXHIBIT 28.31




December 17, 1997



Ms. Julie A. Tyler, MAI
Manager, Real Estate Valuations
USF & G Realty Advisors
100 Light Street, Tenth Floor
Baltimore, MD 21202

RE:      Up-date Appraisal, As of December 1, 1997
         Shadeland Station Retail Center
         SEQ Shadeland Avenue and East 75th Street
         Indianapolis, IN

Dear Ms. Tyler:

As you requested, we have performed the necessary research to provide you with an update of the appraisal of the referenced property. The purpose of this appraisal update is to estimate the market value as of December 1, 1997, of the leased fee estate, subject to the conditions and limitations stated in this report.

The terms of reference of this assignment call for us to up-date and analyze market data with specific respect to the changes which have occurred since the date of the original appraisal. Accordingly, this appraisal up-date incorporates, by reference, the full appraisal document covering the subject property and dated January 6, 1990 and the updates dated November 1, 1991, November 1, 1992, December 1, 1993, December 1, 1994, December 1, 1995 and December 1, 1996. This appraisal up-date will focus, therefore, only on significant changes in market conditions which have occurred subsequent to the date of the most recent update appraisal.

The attached report is a presentation of our research which concludes that the market value of the leased fee estate, as of December 1, 1997, is:

                   TEN MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                 ($10,800,000).

Ms. Julie A. Tyler, MAI
December 17, 1997
Page 2


This represents the as-is value of the subject.

Based on current marketing conditions, it is estimated that the property would require a marketing time of six to nine months.

Analysis of Value Change

The value reported for the subject reflects a upward change in value of $910,000 since the previous appraisal. The subject exhibits a current vacancy of 12,400 SF/GLA, which is above previous long term levels, but represents a decrease over a year ago. Strong prospects exist for 4,000 SF/GLA with deals in negotiation and likely to be concluded.

The expenses for the subject have been lowered due primarily to a successful tax appeal. The subject's previous assessment was within the range of assessments exhibited by comparable properties, however the reduced assessment has placed the subject near to the lower end of the range. The resultant tax liability is approximately $30,000 below the forecast expense of a year ago.

Market support to the subject remains good. At the time of the last appraisal, increased competition was seen from new product which had been developed in the immediate area. This new supply has experienced strong support, without negatively affecting the subject. Effective rents in the subject remain high as new deals being negotiated and renewal rates have been favorable. Therefore, good future performance is indicated and absorption of vacant space is forecast to be fairly rapid.

The Marsh/Osco expansion remains in question for yet another year. Discussions with both of these tenants continues with the focus of negotiation now on an Osco relocation.

The subject exhibits effective rents for new leases and renewals which support an increase in asking rent for space in both the Center and the Shoppes. A new pylon sign is generating additional income from tenants for advertising. Therefore, current and potential income are higher. Future prospects for the subject remain good therefore no change in the capitalization and yield rates applied is indicated. The risk of increased expenditures is accounted for with the application of tenant improvements to all spaces to maintain the appeal of the

Ms. Julie A. Tyler, MAI
December 17, 1997
Page 3


subject. A normative vacancy of 6 percent seems market supported and reflects the strengthening of the subject's tenant base. The continued discontinuation of expense stops in combination with the decreased vacancy continues to have an upward effect on value.

This letter must remain attached to the report which follows in order for the value opinion set forth to be considered valid.

Sincerely,




Sabra A. Sullivan
Certified General Appraiser-Indiana (#CG49300206)




Frederick C. Terzo, CRE, MAI, AICP
Certified General Appraiser - Indiana (#CG69100042) for Terzo & Bologna, Inc.

SAS/FCT

--------------------------------------------------------------------------------
                                   EXHIBIT II
--------------------------------------------------------------------------------

PLEASE COMPLETE EACH LINE ITEM FOR EACH BUILDING IN THE SUBJECT PROPERTY, WHERE
APPROPRIATE.   IF AN ITEM DOES NOT APPLY, INDICATE N/A.  ADDITIONAL
ITEMS/COMMENTS NOT INCLUDED IN THIS CHART MAY BE INDICATED BELOW IN "COMMENTS."

THIS FORM MUST APPEAR DIRECTLY AFTER THE TABLE OF CONTENS IN THE APPRAISAL
REPORT.

--------------------------------------------------------------------------------

                            APPRAISAL REPORT SUMMARY

--------------------------------------------------------------------------------

I.  GENERAL INFORMATION
-------------------------------------------
      APPRAISERS' NAME:                   Sabra A. Sullivan; Frederick C. Terzo,
                                          CRE, MAI, AICP
      NAME OF THE APPRAISAL FIRM:         Terzo & Bologna, Inc.
      DATE OF THE APPRAISAL REPORT:       12/17/97



      PROJECT NAME:                       Shadeland Station Retail
                                          Center
      PROPERTY ADDRESS:                   SEQ Shadeland Avenue and
                                          East 75th Street
      TYPE OF PROPERTY:                   Indianapolis, Indiana
      BUILDING SIZE (SF/NO. OF UNITS):
          GROSS BUILDING AREA:            109,103 GSF
                                          ------------------------------------
          RENTABLE BUILDING AREA:         104,976 SF/GLA
                                          ------------------------------------
      ACTUAL AGE OF IMPROVEMENTS:         12-Center   12-Shoppes
                                          ------------------------------------
      EFFECTIVE AGE OF IMPROVEMENTS:      11-Center   10-Shoppes
                                          ------------------------------------
      REMAINING ECONOMIC LIFE:            30-Center  39-Shoppes
                                          ------------------------------------
      EFFECTIVE VALUATION DATE:           12/01/97
                                          ------------------------------------



                                                        MARKET VALUE              PROSPECTIVE FUTURE VALUE
                                                          "AS IS"                 UPON STABILIZED OCCUPANCY
                                                        -------------             ---------------------------
II.  SUMMARY OF FINAL VALUES
-------------------------------------------
      Note:  If there are several buildings,
      the indicated value, or contribution
      of each building to the total value must
      be shown, as well as the total value
      by each approach.

      INDICATED VALUE BY THE COST                       $9,600,000
      APPROACH:
                                                        -----------               -------------------------
      *LAND VALUE ESTIMATE                              $2,120,000
                                                        -----------
      *REPLACEMENT COST BEFORE
      ACCRUED DEPRECIATION                              $9,823,000
                                                        -----------
      *RATIO OF LAND VALUE TO FINAL
      MARKET VALUE "AS IS"                              19.6%
                                                        -----------
      INDICATED VALUE BY THE DIRECT SALES
                                                                                  --------------------------
      COMPARISON APPROACH:                              $10,500,000
                                                        -----------
      INDICATED VALUE BY THE INCOME                     $10,900,000
      APPROACH:                                         -----------               --------------------------

-------------------------------------------------------------------------------------------------------------------

      FINAL VALUE ESTIMATE
                                                        -----------               --------------------------

-------------------------------------------------------------------------------------------------------------------

      DATE  OF MARKET VALUE "AS IS"                     $10,800,000
                                                        -----------
      DATE OF FUTURE VALUE UPON
      STABILIZED OCCUPANCY                                                        --------------------------


                                                        -------------
                                                        PAGE ONE
                                                        -------------

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
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


III.  ASSUMPTIONS                                       Building 1      Building 2      Building 3
-------------------------------------------             -------------   -------------   -------------


      * Current Occupancy Rate (%) of the Subject
      Property
      As of the Effective Valuation Date:               88.2%
                                                        -------------   -------------   -------------
      * Current Market Occupancy Rate (%):              95.6%
                                                        -------------   -------------   -------------
      * Est. Stabilized Occupancy Rate (%) of the Sub.
      Property:                                         94.0%
                                                        -------------   -------------   -------------
      * Absorption Rate (month/year in
      SF/# of units):
                                                        -------------   -------------   -------------
      * Absorption Period of Vacant Space               9 months
      (months/years):
                                                        -------------   -------------   -------------
      * Holding Period in the Discounted Cash Flow
      Model (No.):                                      10 years
                                                        -------------   -------------   -------------


      RENTS
      ----------
      * Average Contract Rent over the past year
      (total year):
                                                        -------------   -------------   -------------
      * Average Contract Rent (Year-to-Date/no. of
      months):
                                                        -------------   -------------   -------------
      * Average Contract Rent
      (Annualized Year-to-date):
                                                        -------------   -------------   -------------
      * Current Market Rent Estimate (face rent)--$     See Text
      amt./$/sf/units):
                                                        -------------   -------------   -------------
      * Total Gross Rent in Year One                    $1,087,982
      Projection:
                                                        -------------   -------------   -------------
      * Rent Concessions (%/$/sf):                      0
                                                        -------------   -------------   -------------
      * Effective Market Rent ($/sf/units):
                                                       -------------   -------------   -------------
      * Other Income ($ amt./$/sf/unit):                $2,689
                                                        -------------   -------------   -------------
      * Market Rent Growth Rate Over the                3.5%
      holding period:
                                                        -------------   -------------   -------------


      VACANCY
      -------
      * Vacancy Rate (%) over the                       6.0%
      holding period:
                                                        -------------   -------------   -------------
      * Credit and Collection Loss Rate (%) over the    1.0%
      holding period:
                                                        -------------   -------------   -------------


      EXPENSES
      --------
      * Total Last Year Expenses ($                     $243,544
      amt./$/sf/unit):
                                                        -------------   -------------   -------------
      * Total Current Year Expenses:                    $296,032
                                                        -------------   -------------   -------------
      * Total Expenses In Year One                      $304,142
      Projection:
                                                        -------------   -------------   -------------

                                                        -------------   -------------   -------------
      * Current Expense Stop ($/SF):                    N/A
                                                        -------------   -------------   -------------
      * Current Expenses Stop Projection                N/A
      ($/SF):
                                                        -------------   -------------   -------------
      * Expense Growth Rate over the                    3.5%
      holding period:
                                                        -------------   -------------   -------------


      NET OPERATING INCOME
      --------------------
      * Current Actual NOI ($ Amt./$/SF):               $865,002
                                                        -------------   -------------   -------------
      * Year One Projection:                            $964,167
                                                        -------------   -------------   -------------
      * Stabilized NOI:
                                                        -------------   -------------   -------------



                                                        -------------
                                                          PAGE TWO
                                                        -------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

                                                         Building 1      Building 2      Building 3
                                                        -------------   -------------   -------------
      OTHER ASSUMTIONS-RENEWAL PROBABILITY,
      TENANT FINISH, LEASING COMMISSIONS
      -------------------------------------
      * Probability of Renewal Rate:                    70.0%
                                                        -------------   -------------   -------------
      * Specific Vacancy/Downtime Between Leases        3 months
      (months):
                                                        -------------   -------------   -------------
      * Rental Concessions (months/rate):               0
                                                        -------------   -------------   -------------
      * Tenant Improvement (TI) Cost
        Shell Space ($/sf):                             N/A
                                                        -------------   -------------   -------------
        Retrofit-Renewals ($/sf):                       $1.00
                                                        -------------   -------------   -------------
        Rollovers ($/sf):                               $5.00
                                                        -------------   -------------   -------------
        Escalation Rate Over the                        3.5%
        holding period:
                                                        -------------   -------------   -------------
      * Leasing Commissions (%)
        New Tenants (%):                                5.0%
                                                        -------------   -------------   -------------
        Renewals (%):                                   2.0%
                                                        -------------   -------------   -------------
        Rollovers:
                                                        -------------   -------------   -------------


      FINANCIAL RATES (DERIVED FROM MARKET)
      -------------------------------------
      *  Terminal Capitalization Rate                   8.25-12.0
      Range:
                                                        -------------   -------------   -------------
      *  Terminal Capitalization Rate Selected for the  9.75%
      Subject:
                                                        -------------   -------------   -------------
      *  Sales Cost Percentage:                         2.0%
                                                        -------------   -------------   -------------
      *  Discount Rate Range:                           10.0-14.0
                                                        -------------   -------------   -------------
      *  Discount Rate Selected for the                 11.25%
      Subject:
                                                        -------------   -------------   -------------
      *  Overall Cap. Rate Range (as indicated by       9.25%
      sales, etc.):
                                                        -------------   -------------   -------------
      *  Overall Cap. Rate Selected for                 9.25%
      the Subject:
                                                        -------------   -------------   -------------
      *  EGIM/GIM/NIM Range (Note:  whatever is
      applicable
          in that market and applied in                 N/A
          the report):
                                                        -------------   -------------   -------------
      *  EGIM/GIM/NIM Selected for the                  N/A
      Subject:
                                                        -------------   -------------   -------------



Briefly Summarize the Overall Economic Climate of the Subject's MSA/Market Area
      (I.e. comment if supply and demand are in balance; years to absorb existing and projected supply; trend in job growth, population, etc.)
-------------------------------------------------------------------------------------------------------------------
The subject and proximate comparable appear to remain well supported in the face of regional retail growth to the north.
-------------------------------------------------------------------------------------------------------------------

The surrounding office product remains especially beneficial.



Other Comments (Indicate whether deferred maintenance exists, or presence of functional or external obsolescence, etc.):
-------------------------------------------------------------------------------------------------------------------
                                                        -------------
                                                          Page Three
                                                        -------------
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